SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant X

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

EMPIRE RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

X	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Empire Resorts, Inc. (the “Company”), to be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, October 31, 2017, at 10:00 a.m., Eastern Daylight Time, to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2018 annual meeting of stockholders or until their successors are elected and qualified; and

2.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The Board has fixed the close of business on September 11, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

By Order of the Board,

/s/ Emanuel R. Pearlman	/s/ Nanette L. Horner
Emanuel R. Pearlman	Nanette L. Horner
Executive Chairman of the Board	Secretary

September 19, 2017

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received this Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 31, 2017

To the Stockholders of Empire Resorts, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) for use at the 2017 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, October 31, 2017, at 10:00 a.m., Eastern Daylight Time, to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Board until the 2018 annual meeting of stockholders or until their successors are elected and qualified; and

2.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Holders of record of our common stock, par value $.01 (the “Common Stock”) and Series B Preferred Stock, par value $.01 (the “Series B Preferred Stock” and collectively with the Common Stock, the “Voting Stock”) at the close of business on September 11, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote.

Your vote is important, regardless of the number of shares you own. The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, voting as one class, is required to elect directors.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, it is strongly recommended you complete and return your proxy card before the Annual Meeting date, to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Emanuel R. Pearlman	/s/ Nanette L. Horner
Emanuel R. Pearlman	Nanette L. Horner
Executive Chairman of the Board	Secretary

September 19, 2017

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 31, 2017: This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2016, is available at: http://www.cstproxy.com/empireresorts/2017.

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, October 31, 2017 at 10:00 a.m. EST

at the offices of Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2017 Annual Meeting of Stockholders to be held on Tuesday, October 31, 2017 at 10:00 a.m., Eastern Daylight Time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about September 19, 2017. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

In this proxy statement, we refer to Empire Resorts, Inc. as the “Company,” “we,” “us” or “our.”

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2017 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to the

Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Internet Availability Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Internet Availability Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form or electronically by email, by telephone, mail or by logging on to http://www.cstproxy.com/empireresorts/2017. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

How can I get electronic access to the proxy materials?

The Internet Availability Notice will provide you with instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect seven directors to serve on the Board of Directors of the Company (the “Board”) until the 2018 annual meeting of stockholders or until their successors are elected and qualified; and

2.	To transact any other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

How does the Board of Directors recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the nominees for director.

Who can vote at the 2017 Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock, par value $.01 per share (“Common Stock”) or Series B Preferred Stock, par value $.01 per share (“Series B Preferred Stock,” together with the Common Stock, the “Voting Stock”) on September 11, 2017 (the “Record Date”) may attend and vote at the Annual Meeting. There were 31,176,869 shares of Common Stock and 44,258 and shares of Series B Preferred Stock outstanding on the Record Date.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote. All Voting

Stock votes together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Principal Stockholders” on page 39 of this proxy statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Internet Availability Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Internet Availability Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of the Company’s Voting Stock, how do I vote?

There are three ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided with the Internet Availability Notice.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint each of Ryan Eller, our President and Chief Executive Officer and a director, and Emanuel R. Pearlman, the Executive Chairman of our Board, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Internet Availability Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Internet Availability Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Internet Availability Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

•	By mail: You may obtain a paper copy of the proxy materials by writing to us at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.
•	By telephone. You may obtain a paper copy of the proxy materials by calling (888) 266-6791.
•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.cstproxy.com/empireresorts/2017
•	By Email: You may obtain a paper copy of the proxy materials by email at proxy@continentalstock.com.

Please make your request for a paper copy as instructed above on or before October 17, 2017 to facilitate timely delivery.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the Voting Stock outstanding as of the Record Date must be present in person or represented by proxy. “Broker non-votes,” which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine.” In tabulating the voting result for the election of directors, shares that constitute broker non-votes and abstentions are not considered votes cast.

How many votes are required to approve each of the proposals?

Seven directors are nominated for election to the Board to serve for the next year and until their respective successors are elected and qualified. The seven persons receiving the highest number of affirmative votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” for all the director nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

You can contact our Chief Counsel and Secretary, Nanette L. Horner, at (845) 807-0001 or by sending a letter to Nanette L. Horner at the offices of the Company, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 with any questions about the proposals described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire Resorts, Inc., as part of the solicitation of proxies by our Board for use at our Annual Meeting to be held on Tuesday, October 31, 2017, or any adjournment(s) or postponement(s) thereof.

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, October 31, 2017, at 10:00 a.m., Eastern Daylight Time. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

1.	To elect seven directors to serve on the Board until the 2018 annual meeting of stockholders or until their successors are elected and qualified; and

2.	To transact such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Record Date, Voting and Quorum

Our Board fixed the close of business on September 11, 2017, as the Record Date for the determination of holders of our outstanding Voting Stock entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the record date, there were 31,176,869 shares of Common Stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote. Accordingly, a total of 31,179,259 votes may be cast at the Annual Meeting.

The holders of Voting Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding Voting Stock, present in person or represented by proxy at the Annual  Meeting, constitute a quorum.

Required Vote

The seven persons receiving the highest number of affirmative votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class will be elected to the Board. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Voting

You can vote your shares at the Annual Meeting by proxy or in person.

You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”

If you wish to vote by proxy, you must do one of the following:

•	Use the Internet to vote by going to the Internet address listed on your proxy card or Internet Availability Notice;
¡	Have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number and to create and submit an electronic vote; or
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided.

If you do one of the above, you will designate the Chief Executive Officer and Executive Chairman of the Board to act as your proxies at the Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them via the Internet or on the proxy card with respect to the election of directors. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting.

Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the Annual Meeting.

While we know of no other matters to be acted upon at the Annual Meeting, it is possible that other matters may be presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with your proxies’ best judgment.

A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the Record Date. In addition, you will not be able to vote at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

Our Board is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote for each nominee or the other proposals to be submitted at the Annual Meeting or you may abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the election of each nominee for Director.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Nanette L. Horner, Secretary of the Company, at (845) 807-0001.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction from the record holder to vote their shares at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the Annual Meeting. A proxy may be revoked by filing with our Secretary (Empire Resorts, Inc.,

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Annual Meeting and voting in person.

Simply attending the Annual Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

Attendance at the Annual Meeting

Only holders of Voting Stock, their proxy holders and guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with photo identification at the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned Voting Stock as of the Record Date as acceptable proof of ownership.

Solicitation of Proxies and Expenses

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Voting Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Voting Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

None of the Delaware General Corporation Law (the “DGCL”), our Current Charter nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the election of directors. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the election of directors discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, shares of our Voting Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.

Principal Offices

The principal executive offices of our Company are located at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. The Company’s telephone number at such address is (845) 807-0001.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Name	Age	Position
Emanuel R. Pearlman	57	Executive Chairman of the Board
Ryan Eller	41	President, Chief Executive Officer and Director
Keith L. Horn	59	Director
Edmund Marinucci	67	Director
Nancy A. Palumbo	56	Director
Gregg Polle	56	Director
Gerard Ewe Keng Lim	48	Director
Laurette J. Pitts	48	Executive Vice President and Chief Financial Officer
Charles Degliomini	58	Executive Vice President
Nanette L. Horner	53	Executive Vice President, Chief Counsel and Chief Compliance Officer

Emanuel R. Pearlman has served as a director since May 2010 and as the Executive Chairman of the Board since June 2016. Mr. Pearlman served as the Chairman of the Board from September 2010 through May 2016. Mr. Pearlman currently serves as chairman and CEO of Liberation Investment Group, LLC, a New York based investment management and financial consulting firm, a position he has held since January 2003. Since May 2017, Mr. Pearlman has served as a director of ClubCorp Holdings, Inc. (NYSE:MYCC) and as a member of the strategic review committee of such board of directors. Since January 2012, he has served on the board of directors of Network-1 Technologies, Inc. (NYSE MKT:NTIP), where he serves as chairman of the audit committee and a member of the corporate governance committee. From January 2012, through January 2013 he served on the board of Dune Energy. From October 2006 to March 2010, Mr. Pearlman served on the board of Multimedia Games, Inc. (NASDAQ-GS:MGAM). Mr. Pearlman holds an MBA from Harvard Business School and a BA in economics from Duke University.

Ryan Eller was appointed to serve as a director in September 2017. Mr. Eller served as our President and Chief Operating Officer from March 2017 through June 2017 and became our President and Chief Executive Officer in June 2017. From June 2013 to March 2017, Mr. Eller served in various executive officer positions with Genting New York LLC (“Genting NY”), which operates Resorts World Casino New York City (“RWNYC”). From June 2013 to October 2014, Mr. Eller served as chief financial officer and from October 2014 to March 2017, Mr. Eller served as president of Genting NY. During his tenure at Genting NY, Mr. Eller oversaw RWNYC’s planning with respect to a $315 million expansion to add 1,000 video lottery terminals, a new hotel and convention complex. Concurrently with his position at Genting NY, from October 2014 to March 2017, Mr. Eller served as senior vice president of development of Genting Americas Inc. (“Genting Americas”), an indirect, wholly-owned subsidiary of Genting Malaysia Berhad (“Genting Malaysia”), which is also the parent entity of Genting NY. In his role with Genting Americas, Mr. Eller oversaw the design and development of the Resorts World Las Vegas integrated resort, a $4 billion project on the Las Vegas Strip. From September 2012 to June 2013, Mr. Eller served as executive vice president and chief financial officer of Choctaw Resort Development Enterprise, a wholly-owned enterprise of the Mississippi Band of Choctaw Indians, which operates three casinos including the Pearl River Resort, a fully integrated casino and resort facility that includes two casinos, a golf course and waterpark in Choctaw, Mississippi. In this role, Mr. Eller was responsible for the overall financial operations of the Choctaw’s gaming and resort enterprises as well as a restructuring of the property’s operations following an extended period of distress. From September 2007 to September 2012, Mr. Eller served as treasurer and executive director of finance of PCI Gaming Authority, a business enterprise created by the Poarch Band of Creek Indians, where he helped design, open and operate three casino and hotels representing capital investments over $600 million. At PCI Gaming Authority, Mr. Eller also directed operations and oversaw efforts to acquire and integrate pari-mutuel wagering facilities in Florida and Alabama. From 2006 to 2007, Mr. Eller served as regional manager, planning and analysis at Caesar’s Entertainment, Inc., where he led a team responsible for strategic, operational and marketing analysis. Mr. Eller served in the United States Marine Corps from 1997 to 2004 where he attained the rank of Major, holds an MBA with honors from Harvard Business School and a bachelor’s degree with distinction from the U.S. Naval Academy.

Keith L. Horn has served as a director of the Company since April 2016. He has served as chief operating officer and a member of the management committee of Elliott Management Corporation (“Elliott”), a global, multi-strategy private investment fund with more than $30 billion of assets under management, from 2003 to 2015. Mr. Horn’s role at Elliot encompassed, among other things, direct responsibility for operations, accounting, finance, IT, applications development, human resources, compliance and all aspects of infrastructure and security. From 2011 to 2015, Mr. Horn served as a member of the board of directors of the Managed Funds Association, and was also a member of such board’s executive committee and served as chairman of its nominating committee and chairman of its international affairs committee. Prior to joining Elliott, beginning in 1987, Mr. Horn spent 16 years at Merrill Lynch serving in various capacities, including global head of Leveraged Finance, head of Latin America Debt, chief of staff to the chairman and president and a managing director in High Yield Finance and Investment Banking. Mr. Horn began his career in private practice as a corporate and securities attorney. He is a member of the Binghamton University Foundation board of directors and a member of the Foundation’s investment committee. In addition, Mr. Horn is a member of the board of directors of Peace Players International. Mr. Horn received his J.D. cum laude from Georgetown University Law Center and holds B.A. degrees in Economics and Political Science from Binghamton University, where he graduated Phi Beta Kappa with highest honors.

Gerard Ewe Keng Lim was appointed to serve as a director in September 2017. Mr. Lim serves as a director of Kien Huat Realty III Limited (“Kien Huat”), the Company’s largest stockholder. Since February 2009, Mr. Lim has served as general manager of Kien Huat Realty Sdn Berhad (“KHRSB”), which is a holding company that is a substantial shareholder of Genting Berhad. Genting Berhad is the holding company for the Genting Group, a multi-national conglomerate that includes, among other things, hospitality and casino holdings worldwide. Mr. Lim also serves as director of Golden Hope Limited (“Golden Hope”), which acts as trustee for an investment holding company that is an affiliate of Kien Huat. Such investment company for which Golden Hope serves as trustee is also a substantial shareholder of Genting Hong Kong Limited (formerly known as Star Cruises Limited) which is publicly traded in Hong Kong and Singapore. In his position as general manager of KHRSB and director of Golden Hope, and in his positions as director of various subsidiaries and affiliates of KHRSB and Golden Hope, Mr. Lim oversees the investments of KHRSB and Golden Hope in various concerns, including a ski resort, casino resorts, genomics, real estate and leisure lifestyle companies. Mr. Lim also serves as a director of Resorts World Inc Pte Ltd., an affiliate of the Genting Group and the parent entity of Resorts World Services Pte. Ltd., from which the Company licenses the “Resorts World” and “Genting” brand names. Mr. Lim also serves as a director of Grand Banks Yachts Limited, a company publicly traded in Singapore with significant subsidiaries in the business of manufacturing and selling luxury yachts worldwide. Genting Hong Kong Limited indirectly holds a substantial ownership interest in Grand Banks Yachts Limited. Prior to joining KHRSB and Golden Hope, from 1997 to 2007, Mr. Lim held various positions with Genting Hong

Kong Limited. Most recently, Mr. Lim served as its chief financial officer from 2004 to 2007. Mr. Lim holds a Bachelor of Science in Chemical Engineering from the University of Birmingham and a Master’s degree in Business Administration from the University of Aston.

Edmund Marinucci has served as a director of the Company since March 2014. Mr. Marinucci has been a partner at PCH Hotels, LLC, a boutique hotel and resort operator based in San Francisco that is an operating division of Pacific Union Company, since 1983. From October 1983 to December 2008, Mr. Marinucci served as president of PCH Hotels, LLC. During his tenure as president, PCH Hotels owned and managed properties in the U.S. and the Caribbean. Such properties included Meadowood Resort (Napa, California), Windermere Island Club (Bahamas), Divi Resorts (Aruba), Downtown Athletic Club (New York City), Frangipani Resort (Anguilla) and Marriott Resort (Grand Cayman). During his presidency of PCH Hotels, he oversaw the ground-up development of The Hotel Griffon and the renovation and repositioning of the Drisco Hotel (each in San Francisco). Prior to PCH Hotels, Mr. Marinucci served as director of development for HCP Hotels/Aston Resorts in Hawaii. In such position, Mr. Marinucci oversaw all development aspects of the hotel group and grew inventory from 15 to 20 hotel resorts. From 1978 to 1981, Mr. Marinucci served as director of resort operations for Kapalua Resort Maui in Hawaii. While at Kapalua Resort Maui, Mr. Marinucci was responsible for the daily operations of the resort, including the Kapalua Bay Hotel, 150 rental villas, two golf courses, The Bay and The Village. He serves on the board of directors of Miami JV Member LLC, a private hotel and resort company, and has previously served on the board of directors of Jameson Inns/Colony Capital, a private hotel and resort company. Mr. Marinucci is a member of The Cornell Hotel Society. Mr. Marinucci received a BS in Hotel Administration from the Cornell University School of Hotel Administration.

Nancy A. Palumbo has served as director since June 2009. Ms. Palumbo also acts as an independent consultant in the areas of strategic marketing, corporate communications and business development. Ms. Palumbo has also served as a principal in CRAMN LLC, a global business development company. From March 2009 to December 2010, she served as president of the Green Planet Group, a company that advised on solar and renewable energy solutions. Prior to joining Green Planet Group, from May 2007 to March 2009, Ms. Palumbo was the general manager for Walker Digital Lottery and from October 2006 to May 2007, she served as the senior vice president for strategic marketing and corporate communications for the New York Daily News. From January 2004 to October 2006, Ms. Palumbo served as the director of the New York Lottery, where she managed a $6 billion a year business and oversaw the opening of six video gaming facilities. From February 1995 to January 2004, Ms. Palumbo served as the executive deputy commissioner for the Office of Parks Recreation and Historic Preservation for the State of New York, where she was instrumental in developing public-private partnerships to generate additional revenue to expand park services. Ms. Palumbo is a graduate of St. Bonaventure University.

Gregg Polle was elected to serve as a director in December 2010. Mr. Polle is a managing director for Moelis & Company, an investment bank that provides financial advisory services and capital raising solutions to clients in connection with mergers and acquisitions, restructurings and other strategic matters. He has also served as an investment banker with Citigroup Inc. (“Citigroup”) and its predecessors Salomon Brothers and Salomon Smith Barney from 1983 until November 2008. Mr. Polle most recently served as head of the global industrial group at Citigroup and previously was the co-head of Citigroup’s global mergers and acquisitions group. Mr. Polle was a private investor from November 2008 through July 2011. Mr. Polle received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Laurette J. Pitts has served as the Chief Financial Officer of the Company since December 2010. In August 2011, Ms. Pitts was promoted to Senior Vice President and Chief Financial Officer and in August 2012, she was promoted to Senior Vice President, Chief Operating Officer and Chief Financial Officer and, effective July 1, 2014, she was promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer. Ms. Pitts continued to serve as the Company’s Chief Operating Officer until March 2017 when Mr. Eller was appointed to such position. Ms. Pitts has served in various capacities in the gaming industry since 1992. Prior to her employment with the Company, Ms. Pitts most recently served from December 2008 until December 2010 as regional vice president of finance and administration for American Racing and Entertainment, LLC, a private company that owns and operates horseracing, resort, and gaming facilities, including Tioga Downs and Vernon Downs. She previously served as chief financial officer for Mohegan Sun at Pocono Downs, a gaming and entertainment facility owned by the Mohegan Tribe of Indians of Connecticut, from April 2005 until November 2008.

Charles Degliomini is the Executive Vice President of Governmental Affairs and Corporate Communications of the Company. He has been an employee or consultant of the Company since 2004 and was promoted to his current position in February 2008. Currently, Mr. Degliomini serves as a director of the New York Gaming Association, a not-for-profit trade association created in 2011 to advance the interests of New York State’s nine racetrack casinos. He is on the board of Hudson Valley Economic Development Corporation, a public-private partnership that markets the Hudson Valley region as a prime business location to corporate executives, site selection consultants and real estate brokers. Mr. Degliomini is also a member of the board of directors of the Orange and Sullivan County Boys and Girls Club. Previously, he was senior vice president of sales and marketing of eLottery, Inc., the first firm to advance the technology to facilitate the sales and marketing of governmental lottery tickets on the Internet. Before taking the position at eLottery, Mr. Degliomini was president and founder of Atlantic Communications, a New York-based corporate and government affairs management company. Mr. Degliomini served in the General Services Administration as chief of staff to the Regional Administrator from 1985 to 1998, and was the New York State communications director for Reagan-Bush in 1984. Mr. Degliomini has a B.A. in Political Science from Queens College.

Nanette L. Horner was appointed to serve as the Company’s Chief Compliance Officer in August 2010 and has served as the Company’s Corporate Vice President of Legal Affairs since July 2010. In August 2011, Ms. Horner was promoted to Senior Vice President, Chief Counsel and Chief Compliance Officer and, effective July 1, 2014, she was promoted to Executive Vice President, Chief Counsel and Chief Compliance Officer. Ms. Horner has been involved in the gaming industry, as an attorney, since 1996. Prior to her employment with the Company, Ms. Horner worked in the Office of Chief Counsel assigned to the Bureau of Licensing of the Pennsylvania Gaming Control Board (“PGCB”) since July 2005. In September 2006, Ms. Horner was named the PGCB’s first director of the Office of Compulsive and Problem Gambling. She is a member of the board of directors for the National Council on Problem Gambling, and is a member of American Mensa and the International Masters of Gaming Law.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Corporate Governance and Nominations Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described herein, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. Eller and Pearlman has extensive experience in the gaming industry. Mr. Eller has over ten years of experience in the financial reporting, strategic management, development and operations of various casinos. Mr. Pearlman has experience as a consultant for and director of companies in the gaming industry. Their individual and collective gaming experience provides substantial guidance with respect to our gaming operations.

Mr. Horn has served as chief operating officer of a private investment fund for 13 years and served as an investment banker at Merrill Lynch for 16 years prior to that. Additionally, Mr. Horn is a securities lawyer by training. Mr. Polle has over 25 years of experience as an investment banker with Citigroup and its predecessors. This experience provides Mr. Horn and Mr. Polle with comprehensive financial and accounting expertise and qualifies each of them as an audit committee financial expert under the SEC’s guidelines.

Through her experience as a top-level executive in New York State government for many years, Ms. Palumbo has a comprehensive understanding of the extensive laws, regulations and ordinances applicable to our gaming business.

Mr. Marinucci has over 35 years of experience in the development, management and operation of hotel and resort properties.

Mr. Lim has over 32 years of experience in managing investments in the real estate, entertainment, leisure and hospitality industries.

Corporate Governance

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Corporate Governance and Nominations Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that none of our directors or director nominees has a material relationship with the Company other than Ryan Eller, Gerard Ewe Keng Lim and Emanuel R. Pearlman. The Board has also affirmatively determined that all members of our Audit Committee, Corporate Governance and Nominations Committee and Compensation Committee are independent directors.

Committees and Meetings of the Board

The Board met on 19 occasions during the fiscal year ended December 31, 2016 with two unanimous written consents. Each of the members of the Board, in 2016 attended at least 90% of the meetings held by the Board during the time such directors served as a member of the Board. There are five committees of the Board: the Audit Committee, the Corporate Governance and Nominations Committee, the Compensation Committee, the Regulatory Compliance Committee and the Strategic Development Committee.

Our last annual meeting of stockholders was held on November 1, 2016, and all members of our Board in 2016 attended that meeting.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Audit Committee currently consists of Messrs. Horn and Polle and Ms. Palumbo, each of whom is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Exchange Act. Our Board has determined that each of Mr. Horn and Mr. Polle qualify as an Audit Committee financial expert, as defined by SEC rules, based on education, experience and background. Mr. Horn serves as chairperson of the Audit Committee.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff.

The Audit Committee met on ten occasions during the fiscal year ended December 31, 2016. Each of the members of the Audit Committee in 2016 attended 100% of the meetings held by the Audit Committee during the time such directors served as a member of the committee.

Corporate Governance and Nominations Committee

Our Board adopted a written charter for the Corporate Governance and Nominations Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Corporate Governance and Nominations Committee currently consists of Mr. Marinucci, Mr. Polle and Ms. Palumbo. Mr. Marinucci serves as chairperson of the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee develops, recommends and oversees implementation of corporate governance principles for the Company. In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board, business contacts, community leaders, third-party advisory services and members of management. The Corporate Governance and Nominations Committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Corporate Governance and Nominations Committee met on six occasions during the fiscal year ended December 31, 2016. Each of the members of the Corporate Governance and Nominations Committee in 2016 attended 100% of the meetings held by the Corporate Governance and Nominations Committee during the time each director served as a member of the committee.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Corporate Governance and Nominations Committee.

Compensation Committee

The Compensation Committee has adopted a written charter, which is available on the Company’s Website at www.empireresorts.com. A hard copy may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Compensation Committee currently consists of Ms. Palumbo and Messrs. Polle and Marinucci. Ms. Palumbo serves as chairperson of the Compensation Committee.

The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of our directors and executive officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans and cash bonus plans. More specifically, the Compensation Committee has sole authority to determine the Chief Executive Officer’s compensation level, which is subject to ratification by the Company’s independent directors. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Compensation Committee may determine to be appropriate. The Compensation Committee reviews and approves the compensation of all other officers of the Company. The Compensation Committee may invite the Company’s Chief Executive Officer to participate in meetings of the Compensation Committee relating to discussions other than his compensation, but if present during any deliberations of the Committee, the Chief Executive Officer may not vote. The Compensation Committee also reviews and approves any severance or similar termination payments proposed to be made to any current or former executive officer.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to assist in the evaluation of director,

Chief Executive Officer or executive officer compensation. In 2016, the Compensation Committee did not engage any such compensation consultants or advisers. In March 2017, the Compensation Committee engaged the advisory firm of Aethos Consulting Group (“Aethos”) as a compensation consultant to assist the Compensation Committee in developing compensation packages for its executive officers and employees; and to ensure that the Company meets applicable market standards in order to retain and attract talent. In particular, the Compensation Committee commissioned Aethos to provide a market analysis report and advice on the long-term incentive values for its Executive Chairman and the President and Chief Executive Officer. Aethos provided comparisons to the Company’s peers in the gaming and resort industries.

The Compensation Committee met on nine occasions during the fiscal year ended December 31, 2016 with one unanimous written consent. Each of the members of the Compensation Committee in 2016 attended at least 100% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Regulatory Compliance Committee

The Regulatory Compliance Committee currently consists of Ms. Palumbo, Mr. Polle and Mr. Horn. Ms. Palumbo served as chairperson of the Regulatory Compliance Committee in 2016 and currently serves as its chairperson.

The Regulatory Compliance Committee is responsible for adopting the policies and procedures, as necessary or as requested by the Board, regarding compliance with laws and regulations and responses to changes in the legislative, regulatory or legal environment. In addition, the Regulatory Compliance Committee is responsible for keeping abreast of and making recommendations to the Board with respect to developments in regulatory compliance programs, which are relevant to the Company’s activities, operations and licenses and overseeing the delivery to and the acknowledgment by the appropriate employees of the Company of materials setting forth or describing the regulatory requirements applicable to their conduct or the business of the Company. The Regulatory Compliance Committee also meets with our Chief Compliance Officer to review our compliance with legal and regulatory requirements and to make recommendations with respect to any potential legal or regulatory violations.

The Regulatory Compliance Committee met on seven occasions during the fiscal year ended December 31, 2016.

Strategic Development Committee

The members of the Strategic Development Committee are Messrs. Pearlman, Polle and Marinucci. Mr. Pearlman serves as chairperson of the Strategic Development Committee.

The Strategic Development Committee serves as a committee of the Board to act upon and facilitate the consideration of certain high-level business and strategic matters relating to development and expansion.

The Strategic Development Committee met on 17 occasions during the fiscal year ended December 31, 2016 with one unanimous written consent.

Compensation Committee Interlocks and Insider Participation

In 2016, the members of the Compensation Committee were Nancy A. Palumbo, James Simon and Emanuel R. Pearlman. As a result of Mr. Pearlman’s appointment as Executive Chairman of the Company, Mr. Pearlman resigned from the Compensation Committee effective June 1, 2016. On July 19, 2016, Mr. Simon resigned from the Board due to personal health reasons. In 2016, Messrs. Marinucci and Polle were appointed to the Compensation Committee and the Compensation Committee currently consists of Ms. Palumbo and Messrs. Polle and Marinucci. Ms. Palumbo served as chairperson of the Compensation Committee in 2016 and continues to serve in such position.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

/s/ Keith Horn

/s/ Gregg Polle

/s/ Nancy A. Palumbo

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role—Mr. Emanuel R. Pearlman is our Executive Chairman, and Mr. Ryan Eller is our President and Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. Effective June 1, 2016, Mr. Pearlman was elevated from the position of Chairman of the Board to Executive Chairman of the Board, which is an officer position. Mr. Pearlman had served as non-executive Chairman of the Board since September 8, 2010. Mr. Eller served as our President and Chief Operating Officer from March 2017 to June 2017. Since June 2017, Mr. Eller has served as our President and Chief Executive Officer. This arrangement has and will continue to allow our Executive Chairman to lead the Board, while our Chief Executive Officer focuses primarily on managing the operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Pursuant to that certain Investment Agreement between the Company and Kien Huat, our largest stockholder, Kien Huat is entitled to recommend three nominees, whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains ownership of at least 24% of the voting power of our capital stock outstanding at such time. For as long as Kien Huat is entitled to designate nominees for directors to the Board, it will have the right to nominate one of its nominees elected to serve as a director to serve as Chairman of the Board. Each of Messrs. Lim, Eller and Pearlman were designated as nominees by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our outstanding capital stock outstanding at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated for nomination by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Corporate Governance and Nominations Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Corporate Governance and Nominations Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York, 12701

Attention: Secretary

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by us not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, that the stockholder intends to vote such stock at such annual meeting of stockholders and intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board, (v) the class and number of shares of capital stock that are owned of record and beneficially owned by the stockholder and (vi) the written consent of each nominee to serve as a director of the Company if so elected.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Corporate Governance and Nominations Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Corporate Governance and Nominations Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Corporate Governance and Nominations Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance and Nominations Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics, applicable to all employees, and a Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s), each of which is available on our Website (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., Investor Relations, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. Any amendment to and waivers from the Code of Ethics with respect to the Company’s Chief Executive Officer or Chief Financial Officer will be posted on the Company’s Website. The Code of Business Conduct and Ethics provides that any waiver thereof may be made only by the Board or, in cases not involving an executive officer or member of the Board, by the Company’s Chief Compliance Officer.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

Compensation Committee of the Board of Directors

/s/ Nancy A. Palumbo

/s/ Gregg Polle

/s/ Edmund Marinucci

* The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders. In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;
•	ensure that compensation is commensurate with our performance and stockholder returns;
•	provide performance awards for the achievement of strategic objectives that are critical to our long term growth; and
•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Executive Compensation Decisions—The Role of the Compensation Committee, the Chief Executive Officer and Advisory Vote on Executive Compensation

The Compensation Committee is responsible for evaluating and approving the compensation of our Executive officers. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. Although the annual advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other “named executive officers” as defined in item 402(a)(3) of Regulation S-K promulgated under the Exchange Act (“Named Executive Officers”). At our annual meeting of shareholders held on November 1, 2016, approximately 99.8% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our Named Executive Officers.

Our Executive Compensation Program and Risk

We do not believe that our compensation programs are structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses, for several reasons, including the following:

•	We provide a mix of variable performance-based annual cash compensation (under our senior executive bonus pool plan), fixed cash compensation in the form of base salaries, and long-term equity compensation in the form of equity awards. We believe this combination of variable and fixed cash compensation, a long-term equity interest which vests over time, appropriately incentivizes and rewards management while at the same time encourages appropriate-but not excessive-levels of risk assumption.
•	The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to remain focused on both the short-term and long-term success of the Company’s operational and development objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long-term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a portion of the compensation of our senior executives is based on meeting longer term goals.
•	A portion of compensation to our senior executives is delivered through the use of equity awards, which generally vest after the Casino Project (defined below) is complete and open to the public. The Compensation Committee believes that these equity incentive awards focus our executives on the long-term success of the Company, align their interests with those of our shareholders and, because of the multi-year vesting feature, subject management to the long-term consequences of risks undertaken to achieve short-term objectives.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our senior executives, under our performance bonus plan, and the mix of compensation for fiscal 2016, the Compensation Committee considered several factors. These include cash bonuses based on the Company’s progress with the construction of the Casino Project (defined below) and the planning and design of the Entertainment Village Project (defined below) and Golf Course Project (defined below), existing employment agreements with individual executives, the desire to motivate the executives and align the compensation of the executives with the financial performance of the Company by providing incentives, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Compensation Committee has, from time to time, used focused marketplace compensation analysis and reviewed compensation levels at companies of similar type and size for comparison purposes in connection with the recruitment and retention of our executive officers.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration. The first tier consists of base pay, and retirement, health, and welfare benefits. The second tier consists of both short and long term incentive compensation.

Base Pay

Base compensation for each of our Named Executive Officers has been established pursuant to their respective employment agreement with the Company. Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives. In the past, the Compensation Committee has retained the discretion to review Named Executive Officers’ base pay, and to make increases based on executive performance and market norms. The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.

Equity-based Compensation

Equity-based compensation is designed to provide incentives to our executive officers to build stockholder value over the long-term by aligning their interests with the interest of stockholders. Since 2005, we have granted equity-based awards in the form of restricted stock and options, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

On May 1, 2017, Ms. Pitts was granted 1,000 restricted stock units (“RSUs”) under the 2015 Equity Incentive Plan, one-third of such RSUs, or 333.33 RSUs, will vest annually over a three-year period ending May 1, 2020. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Ms. Pitts’ continued employment or service to the Company.

On May 1, 2017, Ms. Horner was granted 1,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 333.33 RSUs, will vest annually over a three-year period ending May 1, 2020. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Ms. Horner’s continued employment or service to the Company.

On May 1, 2017, Ms. Pitts was granted 1,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 333.33 RSUs, will vest annually over a three-year period ending May 1, 2020. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Degliomini’s continued employment or service to the Company.

On June 5, 2017, Mr. Pearlman was granted 25,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 8,333.33 RSUs, will vest annually over a three-year period ending June 5, 2020. The RSUs are subject to immediate vesting (i) in the event that Mr. Pearlman is removed from the Board of Directors other than for Cause (as defined in the 2015 Equity Incentive Plan), and (ii) in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Pearlman’s continued employment or service to the Company.

On June 5, 2017, Mr. Eller was granted 20,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 6,666.67 RSUs, will vest annually over a three-year period ending June 5, 2020. The RSUs are subject to immediate vesting (i) in the event that Mr. Eller is removed from his position as President and Chief Executive Officer of the Company other than for Cause (as defined in the 2015 Equity Incentive Plan), and (ii) in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Pearlman’s continued employment or service to the Company.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year vesting period aligns an executive’s compensation interests with the longer-term business strategies and tactics of the Company over the vesting period. The Committee also believes that the vesting over a multiple-year period reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term stockholder value. The long-term vesting requirement is therefore also considered a disincentive to excessive risk taking by management as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest.

In September 2015, the Board approved and, in November 2015, stockholders approved, the 2015 Equity Incentive Plan, pursuant to which any future equity incentive awards will be made to the Named Executive Officers. The 2015 Equity Incentive Plan provided for an aggregate of 952,498 shares of common stock to be available for Awards. Subject to adjustments based on the terms of the 2015 Equity Incentive Plan, on the Trigger Date, the maximum shares of common stock available for Awards were to automatically increase by the lesser of: (i) 1,633,209 shares of common stock; (ii) such number of shares as would increase the aggregate number of shares of common stock available for Awards to 10% of the issued and outstanding shares of common stock as of the Trigger Date; and (iii) such number of shares of common stock as the Compensation Committee would otherwise determine. On March 8, 2016, pursuant to the terms of the 2015 Equity Incentive Plan, the Board of Directors determined to increase the number of shares available for grant under such plan by 1,663,209 shares for a total amount of shares available for grants of 2,600,707. Such change was effective as of March 20, 2016. At December 31, 2016, a total of 2,501,309 shares were available for future issuance under the 2015 Equity Incentive Plan.

The Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

The Compensation Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The size of such awards would be based on the Compensation Committee view on the prospective officer’s potential to have an impact on our profitability, growth and financial position.

In March 2017, the Compensation Committee engaged the advisory firm of Aethos Consulting Group as a compensation consultant to assist the Compensation Committee in developing compensation packages for its executive officers and employees; and to ensure that the Company meets applicable market standards in order to retain and attract talent. In particular, the Compensation

Committee commissioned Aethos to provide a market analysis report and advice on the long-term incentive values for its Executive Chairman and the President and Chief Executive Officer. Aethos provided comparisons to the Company’s peers in the gaming and resort industries.

Cash Bonus Pool for Senior Executives

After the conclusion of fiscal 2016 and the preparation of the Company’s audited financial statements, the Compensation Committee held meetings in which it reviewed the individual performances of certain officers and employees of the Company and considered the extent to which bonuses would be paid. The 2016 bonuses for the senior executives were discretionary and based primarily upon a subjective analysis by the Compensation Committee of the individual performance of each senior executive. Bonus awards were paid in the first quarter of the current fiscal year and are reflected in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth all information concerning the compensation earned, for the fiscal years ended December 31, 2016, 2015 and 2014 for services rendered to us by persons who served as our CEO during 2016, 2015 and 2014 each of our three other most highly compensated executive officers who were serving as executive officers at the end of 2016, 2015 and 2014 whom we refer to herein collectively as our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Restricted Stock Awards ($) (5)	All Other Compensation ($)		Total ($)
Emanuel R. Pearlman (1)
Executive Chairman of the Board	2016	357,500	(1)	200,000	909,000	320,500	(1)	1,787,000

Joseph A. D’Amato
Chief Executive Officer	2016	398,269		200,000	205,000	33,540	(2)	836,809
	2015	375,000		225,000	651,250	31,418	(3)	1,282,668
	2014	375,000		125,000	33,300	26,707	(4)	560,007

Laurette J. Pitts
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2016	240,000		65,000	—	—		305,000
	2015	240,000		100,000	260,500	—		600,500
	2014	234,808		85,000	33,300	—		353,108

Charles Degliomini
Executive Vice President	2016	257,500		50,000	—	—		307,500
	2015	260,000		100,000	260,500	—		620,500
	2014	250,000		85,000	33,300	—		368,300

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (5)	All Other Compensation ($)		Total ($)
Nanette L. Horner
Executive Vice President, Chief Counsel and Chief Compliance Officer	2016	225,000	50,000	—	14,400	(5)	289,400
	2015	225,000	100,000	260,500	14,400	(5)	599,900
	2014	219,808	100,000	33,300	14,400	(5)	367,508

(1)	Mr. Pearlman served as a non-employee director until May 31, 2016, whereupon he became the Executive Chairman of the Board of Directors and a Company employee. In connection with his service as a non-employee director until May 31, 2016, Mr. Pearlman received (i) $25,000 annual cash compensation; (ii) $5,000 for service on the Audit Committee; (iii) $5,000 for service on the Compensation Committee; (iv) $5,000 for service on the Corporate Governance and Nominations Committee; (v) $5,000 for service on the Regulatory Compliance Committee; (vi) $24,000 for service on the Strategic Development Committee and an additional $24,000 for acting as Chairman of the Strategic Development Committee; (vii) $130,000 additional compensation for the Chairman of the Strategic Development Committee for the significant amount of time spent in supporting and facilitating the Company’s pursuit of the Casino Project (defined below); and (viii) $80,000 for acting as Chairman of the Board. Mr. Pearlman was issued 75,000 shares of common stock, with a grant date of March 16, 2016, under the Company’s 2015 Equity Incentive Plan. The restricted stock amount is equal to the grant date fair value of the grants. Mr. Pearlman will be paid an annual salary of $650,000 in his role as Executive Chairman but does not have an employment agreement with the Company. All Other Compensation includes (i) $17,500 paid to an entity wholly-owned by Mr. Pearlman as reimbursement for medical benefits and administrative expenses provided by such entity in lieu of Company benefits he would receive as an officer of the Company, and (ii) an aggregate of $303,000 paid to Mr. Pearlman in connection with his service as a non-employee director until May 31, 2016.
(2)	All Other Compensation consists of $23,368 in housing allowance, $5,034 in allocation of personal use of a Company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(3)	All Other Compensation consists of $22,228 in housing allowance, $4,052 in allocation of personal use of a Company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(4)	All Other Compensation consists of $18,000 in housing allowance, $3,569 in allocation of personal use of a Company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(5)	All Other Compensation consists of $14,400 in housing and travel allowance.
(6)	These amounts reflect the aggregate grant date fair value of restricted stock granted in the year ended December 31, 2016 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and H to our consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for more information. The grant dates for the Restricted Stock were August 2, 2016, May 5, 2015, August 11, 2014 and November 12, 2013, respectively.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Mr. Pearlman

On May 31, 2016, the Company appointed Mr. Pearlman as Executive Chairman of the Board of Directors. Mr. Pearlman will receive an annual base salary of $650,000 and in addition, the Company will pay to Liberation Investment Company, LLC, a company wholly-owned by Mr. Pearlman, for certain administrative expenses incurred by Mr. Pearlman in his role as Executive Chairman, an amount not to exceed $2,500 per month. Mr. Pearlman and the Company did not enter into an employment agreement in connection with such appointment.

Mr. Eller

On March 27, 2017, the Company appointed Ryan Eller as its President and Chief Operating Officer. Mr. Eller was appointed to the same position in each of the Company’s subsidiaries. On March 27, 2017, the Company and Mr. Eller entered into an employment agreement, which provides for a term ending on February 28, 2021 unless the relationship is earlier terminated by either party in accordance with the provisions of the agreement. Mr. Eller will receive an annual base salary of $600,000 and will be eligible to receive such incentive compensation and bonuses at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Eller will receive a monthly housing allowance in the amount of $1,600 plus utility expenses. In addition, the Company will lease or purchase an automobile for Mr. Eller’s sole and exclusive use, and be responsible for the payment of certain expenses related to that vehicle, with an approximate monthly value not to exceed $1,500.

In the event that the Company terminates Mr. Eller’s employment with Cause (as defined in the agreement) or Mr. Eller resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Eller his base salary, unpaid expenses and any benefits to which Mr. Eller is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Eller’s employment is terminated as a result of death or disability, Mr. Eller or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Eller shall become vested immediately and remain exercisable through the remainder of its original term. In the event that the Company terminates Mr. Eller’s employment without Cause or Mr. Eller resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Eller’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original term. In the event that the Company terminates Mr. Eller’s employment without Cause or Mr. Eller resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is obligated to pay (i) the Accrued Obligations, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant, and (iii) Mr. Eller’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Mr. Eller, which options shall remain exercisable through the remainder of their original term.

The Company has agreed to customary indemnification for Mr. Eller for any claims arising out of his service to the Company. In addition, Mr. Eller agreed to non-competition and non-solicitation provisions that extend for a post-termination period ranging from three months to one year following the date of termination depending on the reason for termination. Notwithstanding the foregoing, following the termination of the employment agreement, Mr. Eller shall be entitled to be employed by, consult with or participate in the management, operation or control of Genting Berhad, Genting Malaysia, Genting Hong Kong Limited, or affiliates thereof, or any other entity in which Mr. Lim or any member of the Lim family has, directly or indirectly, invested, without the prior written consent of the Board of Directors of the Company. Mr. Eller has also agreed to customary terms concerning the protection and confidentiality of company information.

As a result of Mr. D’Amato’s retirement, on June 1, 2017, Mr. Eller was appointed as the Company’s President and Chief Executive Officer. The employment agreement entered into between the Company and Mr. Eller remains unchanged.

Mr. D’Amato

On November 26, 2012, the Company entered into an employment agreement with Mr. D’Amato, pursuant to which Mr. D’Amato continued to serve as the Company’s Chief Executive Officer until his retirement on June 1, 2017. This employment agreement superseded Mr. D’Amato’s prior employment agreement with the Company. Mr. D’Amato’s employment agreement provided for a term ending on December 31, 2015, unless Mr. D’Amato’s employment was earlier terminated by either party in accordance with the provisions thereof. Mr. D’Amato received a base salary at the rate of $375,000 per year for the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may have determined, and (ii) to which Mr. D’Amato may have become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he was a participant. Mr. D’Amato received a monthly housing allowance in the amount of $1,500. In addition, the Company was to lease or purchase an automobile for Mr. D’Amato’s sole and exclusive use, and was responsible for the payment of certain expenses related to that vehicle, with an approximate monthly value of $1,500. The Company obtained and shall maintain a key man life insurance policy for Mr. D’Amato providing death benefits in the amount of $1 million to Mr. D’Amato’s estate and which policy may, at the option of the Company’s Compensation Committee, provide death benefits of $3 million to the Company. In the event that the Company terminated Mr. D’Amato’s employment with Cause (as defined in the agreement) or Mr. D’Amato resigned without Good Reason (as defined in the agreement), the Company’s obligations were limited generally to paying Mr. D’Amato his base salary, unpaid expenses and any benefits to which Mr. D’Amato was entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. D’Amato’s employment was terminated as a result of death or disability, Mr. D’Amato or his estate, as the case may be, was entitled to receive the Accrued Obligations and any unvested options held by Mr. D’Amato were to become vested immediately and remain exercisable through the remainder of their original five year term. In the event that the Company terminated Mr. D’Amato’s employment without Cause or Mr. D’Amato resigned with Good Reason, the Company was obligated to continue to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which it is a participant (based on the days worked during the applicable year) and (iii) Mr. D’Amato’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options remain exercisable through the remainder of their original five year term. In the event that the Company terminated Mr. D’Amato’s employment without Cause or Mr. D’Amato resigned with Good Reason on or following a Change of Control (as defined in the agreement), the Company was generally obligated to continue to pay Mr. D’Amato’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Mr. D’Amato, which options remain exercisable through the remainder of their original five year term.

On May 29, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. D’Amato for the purpose of amending the definition of “Change Control” such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Mr. D’Amato extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a gaming facility license (“Gaming Facility License”) by the New York State Gaming Commission (the “NYSGC”) with respect to the Montreign Resort Casino. On December 21, 2015, the Company was awarded such Gaming Facility License. Amendment No. 2 further provided that, beginning on the date the Company is granted a Gaming Facility License until the earlier of the termination of the employment agreement or the completion of the Casino Project (defined below), the Company shall provide to Mr. D’Amato with furnished housing in Sullivan County, New York mutually agreeable to the Company and Mr. D’Amato in place of the housing allowance.

On August 2, 2016, the Company entered into an Amended and Restated Employment Agreement with Mr. D’Amato, which agreement was effective as of July 1, 2016 (the “Restated D’Amato Employment Agreement”). Pursuant to the Restated D’Amato Employment Agreement, the term of Mr. D’Amato’s service as Chief Executive Officer was extended from December 31, 2018 through June 28, 2019. In addition, Mr. D’Amato’s base salary increased from $375,000 to $425,000 per annum. Further, the geographic radius for the non-competition agreement between Mr. D’Amato and the Company was extended from 60 miles to 100 miles from any location at which any Empire Company (as such term is defined in the Restated D’Amato Employment Agreement) conducts its business. Except for the amendments described herein, the other terms of Mr. D’Amato’s employment remained materially unchanged.

In connection with the execution of the Restated D’Amato Employment Agreement, Mr. D’Amato was granted 12,500 shares of common stock subject to the 2015 Equity Incentive Plan. One half of the shares vested on August 2, 2016 and the remaining shares vested on June 1, 2017, upon Mr. D’Amato’s retirement from his position with the Company.

Ms. Pitts

On August 17, 2012, the Company entered into an employment agreement with Ms. Pitts pursuant to which Ms. Pitts became the Company’s Chief Operating Officer and continued to serve as the Company’s Senior Vice President and Chief Financial Officer. This employment agreement supersedes Ms. Pitts’s prior employment agreement with the Company. The employment agreement provides for a term ending on December 31, 2014 unless Ms. Pitts’ employment is terminated earlier by either party in accordance with the provisions thereof. Ms. Pitts is to receive a base salary at the annual rate of $230,000 per year and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine and (ii) to which Ms. Pitts may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. In the event that the Company terminates Ms. Pitts’ employment with Cause (as defined in the agreement) or Ms. Pitts resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Pitts her base salary, unpaid expenses and any benefits to which Ms. Pitts is entitled through the termination date (the “Accrued Compensation”). In the event Ms. Pitts’ employment is terminated as a result of death or disability, Ms. Pitts or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Pitts shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Pitts’ employment without Cause or Ms. Pitts resigns with Good Reason, in addition to the Accrued Compensation, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to a bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Pitts’ compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Pitts’ employment without Cause or Ms. Pitts resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Pitts’ compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term.

On May 29, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Pitts, which amendment was effective as of July 1. Pursuant to such amendment, (i) the termination date of Ms. Pitts’ employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $230,000 to $240,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Ms. Pitts extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a Gaming Facility License by the NYSGC with respect to the Casino Project (defined below). On December 21, 2015, the Company was awarded such Gaming Facility License.

On March 27, 2017, as a result of Mr. Eller’s appointment as the Company’s Chief Operating Officer, Ms. Pitts no longer serves as the Company’s Chief Operating Officer.

Effective as of April 1, 2017, Ms. Pitts’ annual base salary was increased by $15,000.

On July 31, 2017, the Compensation Committee approved a monthly lodging and travel expense allowance for Ms. Pitts in the amount of $1,200 per month, payable for the remaining term of her employment agreement.

Mr. Degliomini

On December 7, 2012, the Company entered into an employment agreement with Mr. Degliomini to continue to serve as the Company’s Executive Vice President and/or such other titles as may be granted by the Company. This employment agreement supersedes Mr. Degliomini’s prior employment agreement with the Company. Mr. Degliomini’s employment agreement provides for a term ending on December 31, 2014 unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof. Mr. Degliomini is to receive a base salary at the annual rate of $250,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. In the event that the Company terminates Mr. Degliomini’s employment with Cause (as defined in the agreement) or Mr. Degliomini resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Degliomini his base salary, unpaid expenses and any benefits to which Mr. Degliomini in entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Degliomini’s employment is terminated as a result of death or disability, Mr. Degliomini’s or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Degliomini shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Degliomini’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. Degliomini’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term.

On August 24, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. Degliomini. Pursuant to such amendment, (i) the termination date of Mr. Degliomini’s employment agreement was extended from December 31, 2014 to December 31, 2015 and (ii) his base salary was increased from $250,000 to $257,000. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Mr. Degliomini extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a Gaming Facility License by the NYSGC with respect to the Casino Project (defined below). On December 21, 2015, the Company was awarded such Gaming Facility License.

On July 31, 2017, the Compensation Committee approved a monthly lodging and travel expense allowance for Mr. Degliomini in the amount of $1,200 per month, payable for the remaining term of his employment agreement.

Ms. Horner

On August 22, 2012, the Company entered into an employment agreement with Ms. Horner, pursuant to which Ms. Horner will continue to serve as the Company’s Senior Vice President, Chief Compliance Officer and Chief Counsel. This employment agreement supersedes Ms. Horner’s prior employment agreement with the Company. Ms. Horner’s employment agreement provides for a term ending on December 31, 2014 unless Ms. Horner’s employment is earlier terminated by either party in accordance with the provisions thereof. Ms. Horner will receive a base salary of $215,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Ms. Horner may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. Ms. Horner will also receive a monthly lodging and travel expense allowance of $1,200. In the event that the Company terminates Ms. Horner’s employment with Cause (as defined in the agreement) or Ms. Horner resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Horner her base salary, unpaid expenses and any benefits to which Ms. Horner is entitled through the termination date (the “Accrued Compensation”). In the event Ms. Horner’s employment is terminated as a result of death or disability, Ms. Horner’s or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Horner shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to any annual bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Horner’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Horner’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Ms. Horner, which options shall remain exercisable through the remainder of its original five year term.

On May 30, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Horner, which amendment was effective as of July 1. Pursuant to such amendment, (i) the termination date of Ms. Horner’s employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $215,000 to $225,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Ms. Horner extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a Gaming Facility License by the NYSGC with respect to the Casino Project (defined below). On December 21, 2015, the Company was awarded such Gaming Facility License.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Emanuel R. Pearlman	—	2,000	24.75	11/11/2018	(1)
						3,000	68,250	(3)
						50,000	1,137,500	(4)
						75,000	1,706,250	(5)
Joseph A. D’Amato	—	—	—
						25,000	568,750	(4)
						6,250	142,188	(6)
Laurette J. Pitts	—	—	—
						10,000	227,500	(4)
							—
Charles Degliomini	5,000	—	111.00	5/23/2017	(2)
						10,000	227,500	(4)
Nanette L. Horner	—	—	—
						10,000	227,500	(4)

(1)	Grant date November 12, 2013; vesting 25% on grant date, 25% on 2/12/2014, 25% on 5/12/2014 and 25% on 8/12/2014; 10-year term.
(2)	Grant date May 24, 2007; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date; 10-year term.
(3)	Grant under the 2005 Empire Resorts, Inc. Second Amended and Restated Equity Incentive Plan (the “2005 Equity Incentive Plan”). Grant date November 3, 2015; vesting 100% on 1/6/2017.
(4)	Grant date May 5, 2015; vesting 50% on which the NYSGC authorizes the opening of the Casino Project (defined below) to the public (“Casino Date”), 50% at the six month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award). The Compensation Committee approved a full vesting of these shares in connection with Mr. D’Amato’s retirement effective as of June 1, 2017.
(5)	Grant date March 3, 2016; vesting 25% on 3/16/2017, 25% on 3/16/2018, 255 on 3/16/2019 and 25% on 3/16/2020.
(6)	Grant date August 2, 2016; vesting 50% on grant date and 50% two years after grant date. The Compensation Committee approved a full vesting of these shares in connection with Mr. D’Amato’s retirement effective as of June 1, 2017.

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors. Our directors who were non-employee directors in 2016, received the following aggregate amounts of compensation for 2016.

Name	Fees earned or paid in cash ($)		Restricted stock awards ($) (1)	Option awards ($)		Total ($)
Nancy Palumbo	120,000	(2)	58,800	—		178,800
Gregg Polle	143,341	(3)	58,800	—		202,141
James Simon	40,000	(4)	49,140	80,000	(5)	169,140
Edmund Marinucci	127,508	(5)	58,800	—		186,308
Keith Horn	68,333	(6)	95,093	—		163,426

(1)	3,000 shares, with a grant date of November 2, 2016, were issued to each outside Director under the Company’s 2015 Equity Incentive Plan and 75,000 shares, with a grant date of March 16, 2016, were issued to Emanuel R. Pearlman under the Company’s 2015 Equity Incentive Plan. Restricted stock amount is equal to the grant date fair value of the grants.
(2)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $10,000 for service on the Regulatory Compliance Committee; (v) $10,000 for service on the Corporate Governance and Nominations Committee; (vi) $15,000 for acting as Chairman of the Compensation Committee; and (vii) $15,000 for acting as Chairman of the Regulatory Compliance Committee.
(3)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $16,667 for acting as Chairman of the Audit Committee from January 1, 2016 to May 31, 2016; (iii) $48,000 for service on the Strategic Development Committee; (iv) $10,000 for service on the Audit Committee; (v) $5,833 for service on the Compensation Committee from June 1, 2016 to December 31, 2016; (vi) $5,833 for service on the Corporate Governance Committee from June 1, 2016 to December 31, 2016; (vii) $4,508 for service on the Regulatory Compliance Committee from July 19, 2016 to December 31, 2016; and (vii) $2,500 for service as Lead Director from November 1, 2016 to December 31, 2016.
(4)	Mr. Simon resigned his position as Director on July 19, 2016. Consists of: (i) $25,000 annual cash compensation for non-employee directors; (ii) $5,000 for service on the Audit Committee; (iii) $5,000 for service on the Compensation Committee; (iv) $5,000 for service on the Regulatory Compliance Committee; and (v) $80,000 for continued availability to consult with the Company following Mr. Simon’s resignation.
(5)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Corporate Governance and Nominations Committee; (iii) $4,508 for service on the Compensation Committee from June 1, 2016 to December 31, 2016; (iv) $15,000 for acting as Chairman of the Corporate Governance and Nominations Committee; and (v) $48,000 for service on the Strategic Development Committee.
(6)	Mr. Horn became a director on April 19, 2016. Mr. Horn became a member of the Regulatory Compliance Committee and Audit Committee, and the Chairman of the Audit Committee, on June 1, 2016. Consists of: (i) $33,333 annual cash compensation for non-employee directors; (ii) $5,833 for service on the Audit Committee; (iii) $5,833 for service on the Regulatory Compliance Committee; and (iv) $23,334 for acting as Chairman of the Audit Committee.

Cash Compensation

Each non-employee member of the Board receives annual cash compensation of $50,000. The chairperson of (i) the Audit Committee receives annual compensation of $40,000, (ii) the Compensation Committee receives annual compensation of $15,000, (iii) the Corporate Governance and Nominations Committee receives annual compensation of $15,000; (iv) the Regulatory Compliance Committee receives annual compensation of $15,000 and (v) the Strategic Development Committee receives annual compensation of $48,000. Annual compensation for each member of the Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee and Regulatory Compliance Committee is $10,000 per committee, including for the chairperson of such committee. Annual compensation for each member of the Strategic Development Committee is $48,000 per member. Annual compensation for the Chairman of the Board was $160,000. Compensation for the Lead Director is $10,000 annually. Compensation for the Chairman of the Strategic Development Committee for the significant amount of time spent in supporting and facilitating the Company’s pursuit of the Casino Project (defined below) was $260,000 annually.

Stock Compensation

In November 2016, the non-employee directors of the Company received an annual grant of 3,000 shares of restricted stock, with such shares vesting on January 5, 2018. Further, in March 2016, Mr. Pearlman was granted 75,000 shares of restricted stock, 25% of such shares, or 18,750 shares will vest annually over a four-year period ending March 16, 2020. The shares are subject to immediate vesting in the event that (i) Mr. Pearlman is removed from the Board of Directors other than for cause, (ii) he is not renominated by Kien Huat to stand for election to the Board, or (iii) a Change in Control (as defined in the award) has occurred.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of the Company’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2016 were filed in a timely manner.

OTHER INFORMATION

Independent Registered Public Accounting Firm

On March 6, 2017, the Audit Committee of the Board appointed the firm of Ernst & Young LLP (“E&Y”) to serve as our independent auditors for our fiscal year ended December 31, 2017. The independent accountant’s report of E&Y on our consolidated financial statements for the year ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. A representative from E&Y is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to answer questions at the Annual Meeting.

As discussed in greater detail below, the following table shows the fees paid or accrued by us to E&Y and during the indicated periods:

Type of Service	2016	2015	2014
Audit Fees (1)	$911,000	$921,000	$734,000
Audit-Related Fees (2)	25,000	23,000	23,000
Tax Fees (3)	88,000	71,000	84,000

Total	$1,024,000	$1,015,000	$841,000

(1)	Comprised of the audit of our annual financial statements, internal controls over financial reporting, reviews of our quarterly financial statements, various SEC filings and statutory audits.
(2)	Comprised of services rendered in connection with the audit of the Company’s employee benefit plan.
(3)	Comprised of services for tax compliance and tax return preparation.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2016 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal year ended December 31, 2016, E&Y only used full-time, permanent employees.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

A representative of E&Y is expected to attend the Annual Meeting, will have the opportunity to make a statement should they desire to do so and to respond to appropriate questions.

Principal Stockholders

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at September 15, 2017, by: (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting stock then outstanding; (ii) each of our directors and nominees to serve as director; (iii) each of our Named Executive Officers; and (iv) our current directors and executive officers as a group.

As of September 15, 2017, there were 31,177,744 shares of our Common Stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote.

The information regarding beneficial ownership of our Voting Stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of
Beneficial Owner (1)
	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
Directors	Shares		Percentage	Shares	Percentage
Edmund Marinucci	8,244	(2)	*	—	—
Ryan Eller	20,000	(3)	*	—	—
Nancy Palumbo	19,372	(4)	*	—	—
Emanuel R. Pearlman	170,773	(5)	*	—	—
Gregg Polle	19,176	(6)	*	—	—
Keith L. Horn	5,250	(7)	*	—	—
Gerard Ewe Keng Lim	875	(8)	*	—	—
Current Officers
Laurette J. Pitts	11,000	(9)	*	—	—
Charles Degliomini	11,526	(10)	*	—	—
Nanette L. Horner	14,691	(11)	*	—	—

Directors and Officers as a Group (10 people)	280,907	(12)	*	—	—

Name and Address of
Beneficial Owner (1)
	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
	Shares		Percentage	Shares	Percentage
Stockholders
Kien Huat Realty III Limited c/o Kien Huat Realty Sdn Bhd. 22nd Floor Wisma Genting Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	27,533,067	(13)	88.3%	—	—
Patricia Cohen 6138 S. Hampshire Ct. Windermere, FL 34786	—			44,258	100%

*	less than 1%
(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701.
(2)	Consists of 3,622 shares of our common stock owned directly by Edmund Marinucci, options that are currently exercisable into 1,622 shares of our common stock and 3,000 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which currently have voting rights but do not vest until January 5, 2018.
(3)	Consists of 20,000 RSUs of our common stock granted on June 5, 2017 pursuant to the Company’s 2015 Equity Incentive Plan which currently have voting rights but are not vested. Of the unvested RSUs, 6,667 shares vest on each of June 5, 2018, 2019 and 2020; provided however, that all of such RSUs, will vest immediately if Mr. Eller is terminated as Chief Executive Officer for any reason other than cause.
(4)	Consists of 14,372 shares of our common stock owned directly by Nancy Palumbo, options that are currently exercisable into 2,000 shares of our common stock and 3,000 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which currently have voting rights but do not vest until January 5, 2018.
(5)	Consists of 37,523 shares of our common stock owned directly by Emanuel R. Pearlman, options that are currently exercisable into 2,000 shares of our common stock, 25,000 RSUs under the Empire Resorts, Inc. 2015 Equity Incentive Plan, which RSUs vest annually on each of June 5, 2018, June 5, 2019 and June 5, 2020; 56,250 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which vest as to 18,750 shares on each of March 16, 2018, March 16, 2019 and March 16, 2020; and 50,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but vest as follows: 25,000 shares vest on the Casino Date and 25,000 vest at the six-month anniversary of the Casino Date; however, there is immediate vesting in the event (i) Mr. Pearlman is removed from the Board other than for cause, (ii) if he is not renominated by Kien Huat to stand for election to the Board, or (iii) upon a Change in Control (as defined in the award).
(6)	Consists of 14,176 shares of our common stock owned directly by Gregg Polle, options that are currently exercisable into 2,000 shares of our common stock and 3,000 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which currently have voting rights but do not vest until January 5, 2018.
(7)	Consists of 2,250 shares of our common stock owned directly by Keith Horn and 3,000 shares of restricted stock issued pursuant to the Empire Resorts, Inc. 2015 Equity Incentive Plan which currently have voting rights but do not vest until January 5, 2018.
(8)	Consists of 875 shares of our common stock, granted under the Empire Resorts, Inc. 2015 Equity Incentive Plan which currently have voting rights but do not vest until January 5, 2018.
(9)

Consists of 1,000 RSUs, granted under the Empire Resorts, Inc. 2015 Equity Incentive Plan, which RSUs will vest annually in three equal installments, with the first installment vesting on May 1, 2018 and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but are not vested. Of the unvested restricted stock, 5,000 shares vest on the Casino Date and 5,000 vest at the six-month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award).
(10)	Consists of 526 shares of our common stock owned directly by Charles Degliomini, 1,000 RSUs under the Empire Resorts, Inc. 2015 Equity Incentive Plan, which RSUs vest annually in three installments, with the first installment vesting on May 1, 2018 and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but are not vested. Of the unvested restricted stock, 5,000 shares vest on the Casino Date and 5,000 vest at the six-month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award).
(11)	Consists of 3,691 shares of our common stock owned directly by Nanette Horner, 1,000 RSUs granted under the Empire Resorts, Inc. 2015 Equity Incentive Plan, which RSUs will vest annually in three equal installments, with the first installment vesting on May 1, 2018 and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but are not vested. Of the unvested restricted stock, 5,000 shares vest on the Casino Date and 5,000 vest at the six-month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award).
(12)	Consists of 76,160 shares of our common stock owned directly by directors and officers of the Company, options held by directors and officers of the Company that are currently exercisable into an aggregate of 7,622 shares of our common stock, 48,000 RSUs and 149,125 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which currently have voting rights but vest on the following dates: 12,875 shares vest on January 5, 2018 and 18,750 shares vest on each of March 16, 2018, 2019 and 2020. Also consists of 80,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but are not vested, of which 40,000 shares vest on the Casino Date and 40,000 vest at the six-month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award).
(13)	Based solely on the Schedule 13D/A filed jointly by Kien Huat and Tan Sri Lim Kok Thay on February 18, 2016. Tan Sri Lim is a director of Kien Huat and Kien Huat is indirectly controlled by Tan Sri Lim. Tan Sri Lim and Kien Huat share voting and dispositive power over the equity securities.

Certain Relationships and Related Transactions

Background on the Development Projects

On December 21, 2015, the Company, through an indirect wholly-owned subsidiary, Montreign Operating Company, LLC (“Montreign Operating”), was awarded a Gaming Facility License by NYSGC to operate a resort casino (the “Casino Project”) to be located at the site of a four-season destination resort planned for the Town of Thompson in Sullivan County 90 miles from New York City (the “Destination Resort”).

The Destination Resort is located on approximately 1,700 acres (the “EPT Property”) owned by EPT Concord II, LLC (“EPT”) and EPR Concord II, L.P. (“EPR”), two wholly-owned subsidiaries of EPR Properties, an entity unrelated to the Company. The Casino Project, now known as Resorts World Catskills, is part of the initial phase of the Destination Resort, which will also include an Indoor Waterpark Lodge (the “Waterpark”), a Rees Jones-redesigned “Monster” Golf Course (the “Golf Course Project”) and an Entertainment Village, which will include hotel, retail, restaurants and other amenities (the “Entertainment Village Project” and, together with the Casino Project and the Golf Course Project, the “Development Projects”). In addition to the Casino Project, subsidiaries of Montreign Operating are responsible for developing the Entertainment Village Project and the Golf Course Project. Subsidiaries of EPR Properties are responsible for developing the Waterpark.

2010 Kien Huat Loan Agreement and Conversion of 2010 Kien Huat Note

On November 17, 2010, Empire entered into a loan agreement (the “2010 Kien Huat Loan Agreement”) with Kien Huat pursuant to which Empire issued a convertible promissory note (the “2010 Kien Huat Note”) in the original principal amount of $35.0 million, of which $17.4 million was outstanding as of December 31, 2015. On February 17, 2016, upon consummation of the January 2016 Rights Offering (defined below), the 2010 Kien Huat Note was converted into 1,332,058 shares of common stock in accordance with the terms of the 2010 Kien Huat Loan Agreement.

Kien Huat Construction Loan Agreement

On October 13, 2016, Montreign Operating and Kien Huat entered into a loan agreement (the “KH Construction Loan Agreement”) pursuant to which Kien Huat agreed to make available to Montreign Operating up to an aggregate of $50 million of loans to pay the expenses of the Casino Project while the debt financing for the Development Projects was being finalized. The term of the KH Construction Loan Agreement would expire on the earlier of (i) the consummation of financing in an amount no less than the remaining contract amount under the Casino Project construction contract and (ii) October 13, 2017. On January 24, 2017, in connection with the closing of the Term Loan Facility and the Kien Huat Montreign Loan, the KH Construction Loan Agreement expired pursuant to its terms without being utilized by Montreign Operating. Montreign Operating paid Kien Huat a commitment fee of $500,000 upon execution of the KH Construction Loan. The commitment fee was capitalized and was included in other assets at December 31, 2016. It was written off on January 24, 2017 upon the issuance of the Kien Huat Montreign Loan Agreement, as described below.

Kien Huat Montreign Loan Agreement

On January 24, 2017, Kien Huat and Montreign Holding Company, LLC (“Montreign Holding”) entered into a loan agreement (the “Kien Huat Montreign Loan Agreement”), pursuant to which Montreign Holding obtained from Kien Huat a loan in the principal amount of $32.3 million (the “Kien Huat Montreign Loan”), the net proceeds of which were used as a capital contribution to Montreign Operating for use towards the expenses of the Development Projects. The Kien Huat Montreign Loan will mature on February 24, 2024 (the “Kien Huat Loan Maturity Date”), which date may be extended by Kien Huat in its sole discretion by up to an additional year.

The Kien Huat Montreign Loan bears interest at a rate of 12% per annum. Prior to the Kien Huat Loan Maturity Date, interest on the Kien Huat Montreign Loan shall accrue and be added to the outstanding principal of the Kien Huat Montreign Loan (the “Principal Indebtedness”) on the first business day of each calendar month beginning on February 1, 2017 (each an “Interest Payment Date”) and shall thereafter be deemed to be part of the Principal Indebtedness. The Principal Indebtedness, including all interest due through the applicable Interest Payment Date and other amounts due under the Kien Huat Montreign Loan, shall be payable in cash on the Kien Huat Loan Maturity Date. Notwithstanding the foregoing, Montreign Holding shall be required to pay in cash to Kien Huat, at the end of any “accrual period” (as defined in Section 1275(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)) ending after the fifth anniversary of the Loan Closing Date, the aggregate amount by which (x) the sum of (i) the amount of accrued interest on the Kien Huat Montreign Loan that has been added to the Principal Indebtedness plus (ii) any other accrued but unpaid original issue discount (as determined under Section 163(i) of the Code) on the Kien Huat Montreign Loan from the closing date through the end of such accrual period, in each case that has not been paid in cash, exceeds (y) the product of (i) the “issue price” (as defined for purposes of the Code) and (ii) the “yield to maturity” (as defined for purposes of the Code). In addition to the interest payable on the Kien Huat Montreign Loan, Kien Huat was entitled to a commitment fee of 1%, which fee was added to the Principal Indebtedness of the Kien Huat Montreign Loan.

Until the Kien Huat Montreign Loan is repaid in full, Montreign Holding shall make no dividend or other distributions to Empire except for purposes of (i) paying bona fide corporate overhead expenses in an amount not to exceed $9 million (which amount is subject to further reduction pursuant to the Kien Huat Montreign Loan Agreement) and (ii) the payment of taxes by Empire, to the extent also permitted by the Term Loan Agreement with respect to distributions to Montreign Operating. The Kien Huat Montreign Loan may be prepaid in full or in part at any time without premium or penalty.

The obligations of Montreign Holding under the Kien Huat Montreign Loan Agreement are secured by a pledge of all the membership interests of Montreign Holding by Empire. The Kien Huat Montreign Loan Agreement contains representations and warranties and affirmative covenants that are usual and customary, including representations, warranties and covenants that, among other things, restrict Montreign Holding’s use of the proceeds of the Kien Huat Montreign Loan to expenses relating to the Development Projects. Obligations under the Kien Huat Montreign Loan Agreement may be accelerated upon certain customary events of default (subject to grace periods, as appropriate), including, among others, nonpayment of principal, interest or fees, breach of the affirmative covenants and a default with respect to the payment of principal or interest under the Term Loan Facility by Montreign Operating or acceleration of the Term Loan Facility for any reason.

January 2016 Rights Offering

On January 4, 2016, we commenced a rights offering (the “January 2016 Rights Offering”) of transferable subscription rights to holders of record of our common stock and our Series B Preferred Stock (the “Series B Preferred Stock”) as of January 4, 2016 to purchase up to 20,138,888 shares of our common stock. The subscription rights were listed for trading on The Nasdaq Stock Market under the symbol “NYNYR” for the duration of the January 2016 Rights Offering. In connection with the January 2016 Rights Offering, on December 31, 2015, the Company and Kien Huat entered into a standby agreement (the “January 2016 Standby Purchase Agreement”), pursuant to which Kien Huat agreed to exercise (i) its basic subscription rights to acquire approximately $30 million of our common stock within 10 days of the commencement of the January 2016 Rights Offering with a closing proximate thereto and (ii) the remainder of its basic subscription rights prior to the expiration date of the January 2016 Rights Offering. In addition, Kien Huat agreed it would exercise all rights not otherwise exercised by the other holders in the January 2016 Rights Offering, which is referred to as the standby purchase, upon the same terms as other holders in an aggregate amount not to exceed $290 million.

The January 2016 Rights Offering closed on February 17, 2016. The Company issued a total of 20,138,888 shares of common stock for aggregate gross proceeds of approximately $290 million. This includes 176,086 shares issued to holders upon exercise of their basic subscription and over-subscription rights and 13,136,817 shares issued to Kien Huat upon exercise of its basic subscription rights. Kien Huat also acquired the remaining 6,825,985 shares not sold in the January 2016 Rights Offering pursuant to the January 2016 Standby Purchase Agreement. The net proceeds from the January 2016 Rights Offering were approximately $286.0 million following the deduction of expenses, which were used to (i) pay the expenses relating to the construction of the Casino Project, (ii) redeem the outstanding shares of the Series E Preferred Stock in accordance with the terms of the Bryanston settlement agreement on March 7, 2016 and (iii) satisfy the working capital needs of the Company. Pursuant to the January 2016 Standby Purchase Agreement, we paid Kien Huat a commitment fee of approximately $1.5 million, which is equal to 0.5% of the maximum amount of the January 2016 Rights Offering, and reimbursed Kien Huat for expenses in the amount of $50,000.

Commitment Letter from Kien Huat

To support the Company’s financing needs for the Development Projects, Kien Huat entered into a series of commitment letters with the Company, which was last amended on September 22, 2015 (as amended, the “Kien Huat Commitment Letter”). Pursuant to the Kien Huat Commitment Letter, Kien Huat committed to an equity investment in the Company in the aggregate amount of $375 million in support of the Development Projects, the redemption of the Series E Preferred Stock and for working capital purposes. Kien Huat has invested an aggregate of $340 million of such commitment pursuant to the January 2015 Standby Purchase Agreement and the January 2016 Standby Purchase Agreement. Kien Huat also agreed to participate in, and backstop, a follow-on rights offering on the same terms and conditions and at the same subscription price as the January 2016 Rights Offering, in an amount not to exceed $35 million (the “Follow-On Rights Offering”).

Registration Rights

Pursuant to the terms of the Investment Agreement, on August 19, 2009, the Company entered into a Registration Rights Agreement with the Kien Huat (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that Kien Huat may require that the Company file one or more “resale” registration statements, registering under the Securities Act of 1933, as amended, the offer and sale of all of the common stock issued or to be issued to Kien Huat pursuant to the Investment Agreement as well as any shares acquired by way of a share dividend or share split or in connection with a combination of such shares, recapitalization, merger, consolidation or other reorganization with respect to such shares. In addition, pursuant to the Kien Huat Commitment Letter, the Company agreed to register for resale all of the shares of common stock issued to Kien Huat in the 2015 Rights Offering and the 2016 Rights Offering, as well as the Follow-on Rights Offering, if any, as well as any other unregistered shares of common stock held by Kien Huat. On February 23, 2016, the Company filed a registration statement on Form S-3 (No. 333-309662) registering for resale all of the shares of common stock held by Kien Huat, which registration statement is currently pending with the Securities and Exchange Commission.

Kien Huat Letter Agreement

As a result of Kien Huat’s increased proportionate ownership following the consummation of the January 2016 Rights Offering and the conversion of the 2010 Kien Huat Note, at the request of the Company, on February 17, 2016, Kien Huat and the Company entered into the Kien Huat Letter Agreement pursuant to which, during the period commencing on February 17, 2016 and ending on the earlier of (i) the three year anniversary of the closing of the Rights Offering and (ii) the one-year anniversary of the opening of the Casino Project, Kien Huat has agreed not to take certain actions with respect to the Company. In particular, during such time period, Kien Huat has agreed not to, and to cause the Kien Huat Parties not to, take certain actions in furtherance of a “going-private” transaction (as such term is defined in the Letter Agreement) involving the Company unless such transaction is subject to the approval of (x) holders of a majority of the votes represented by the common stock, Series B Preferred Stock and any other capital stock of the Company entitled to vote together with the common stock in the election of the Board (other than any such capital stock owned by any Kien Huat

Parties) and (x) either (A) a majority of disinterested members of the Board Board or (y) a committee of the Board composed of disinterested members of the Board. In addition, during such period, the Company and Kien Huat have agreed to cooperate to ensure that, to the greatest extent possible, the Board includes no fewer than three independent directors (the definition of independence as determined under the standards of The NASDAQ Stock Market or any other securities exchange on which the common stock of the Company is then listed).

Moelis & Company Agreements

On December 9, 2013, the Company executed a letter agreement, as supplemented by a letter dated May 20, 2015, (together, the “Moelis Engagement Letter”) pursuant to which it engaged Moelis & Company LLC (“Moelis”) to act as its financial advisor in connection with the Casino Project. In the event a financing is consummated, the Moelis Engagement Letter contemplates additional transaction-based fees would be earned by Moelis. The Moelis Engagement Letter automatically terminated on June 9, 2016.

At the close of the January 2016 Rights Offering, Moelis was paid approximately $2.1 million for financial advisory services in connection with the Casino Project pursuant to the Moelis Engagement Letter.

On January 24, 2017, in connection with the closing of the Term Loan Facility and the Revolving Credit Facility, Moelis was paid approximately $2.5 million for financial advisory services pursuant to the Moelis Engagement Letter.

On March 7, 2017, Montreign Operating entered into an engagement agreement with Moelis (the “Moelis-Montreign Engagement Letter”) pursuant to which Moelis will act as exclusive financial advisor to Montreign Operating. Pursuant to the Moelis-Montreign Engagement Letter, Moelis is entitled to an advisory fee of $100,000, which was paid upon execution, and reimbursement of expenses up to $75,000. The Moelis-Montreign Engagement Letter will automatically terminate on December 31, 2017, unless either party terminates earlier.

On May 26, 2017, in connection with the closing of the Amended Term Loan Agreement, Moelis was paid approximately $178,000 for financial advisory services pursuant to the Moelis-Montreign Engagement Letter.

On May 16, 2017, Moelis and the Company entered into a letter agreement reinstating and amending the Moelis Engagement Letter (the “Updated Moelis Engagement Letter”). Pursuant to the Updated Moelis Engagement Letter, Moelis will act as non-exclusive financial advisor to the Company in connection with certain debt and equity financing and corporate transactions the Company may undertake. The Updated Moelis Engagement Letter provides the fees that will be due to Moelis for each transaction in which the Company engages. If the Company engages in a covered transaction at any time within 12 months of the termination of the Updated Moelis Engagement Letter for any reason other than for cause by the Company, the Moelis will be entitled to receive a transaction fee according to the schedule provided therein. The Updated Moelis Engagement Letter terminates on December 31, 2017.

Gregg Polle, a director of the Company, is a Managing Director of Moelis. Mr. Polle recused himself from participating in the discussions of the Moelis Engagement Letter, the Updated Moelis Engagement Letter, the Moelis-Montreign Engagement Letter and the determination of whether to enter into such agreements.

RWS License Agreement

On March 31, 2017, Montreign Operating entered into a license agreement (the “RWS License Agreement”) with RW Services Pte Ltd (“RWS”). RWS is an affiliate of Tan Sri Lim Kok Thay, who is a beneficiary of and controls Kien Huat. Pursuant to the RWS License Agreement, RWS granted Montreign Operating the non-exclusive, non-transferable, revocable and limited right to use certain “Genting” and “Resorts World” trademarks (the “RWS Licensed Marks”) in connection with the development, marketing, sales, management and operation (the “Permitted Uses”) of the Development Projects. The right to use the RWS Licensed Marks may be assigned or sublicensed only in certain limited circumstances. However, any use of the RWS Licensed Marks for a purpose other than the Permitted Uses will require the prior written consent of RWS. The name of the Casino Project is “Resorts World Catskills,” and, notwithstanding the foregoing, the use of such name is exclusive to Montreign Operating and may be used in connection with on-line gaming in addition to the Permitted Uses.

The initial term of the RWS License Agreement will expire on December 31, 2027, and shall be extended automatically for additional terms of 12 months each, up to a maximum of 39 additional terms, unless either of the parties provides notice to terminate the RWS License Agreement or upon the mutual written consent of both parties. Montreign Operating’s rights and obligations under the RWS License Agreement are subject to and governed by the rules and regulations applicable to Montreign Operating’s gaming operations at the Casino Project, and the fiduciary obligations of the boards of directors of Montreign Operating and Empire, as well as the fiduciary obligations of Kien Huat. Beginning on the date on which the Casino Project opens to the public, Montreign Operating will pay to RWS a fee equivalent to a percentage of Net Revenue (as such term is defined in the RWS License Agreement) generated in each calendar year from (i) all activity at the Casino Project, (ii) each specific use of the RWS Licensed Marks in the Entertainment Village or Golf Course and (iii) each specific use of the name Resorts World Catskills in connection with on-line gaming. The percentage of Net Revenue payable as the fee is a low single digit percentage that will increase incrementally between the third year and sixth year of the term of the RWS License Agreement and will remain a low single digit percentage during the entire term of the RWS License Agreement.

During the term of the RWS License Agreement, Montreign Operating may participate in the Genting Rewards Alliance loyalty program (the “Alliance”), which would provide central marketing and cross-promotion opportunities for the Development Projects with other members of the Alliance. Montreign Operating’s participation in the Alliance is subject to the provisions of a separate agreement, which is currently being negotiated by the parties.

Mr. Lim, our Director, is also a director of Resorts World Inc. Pte Ltd., the parent company of RWS.

Audit Committee Review

Our Audit Committee Charter provides that the Audit Committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members. We intend that any such transactions will be on terms no less favorable to the Company than the Company could obtain from unaffiliated third parties.

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Introduction and Nominees

The Corporate Governance and Nominations Committee of our Board has nominated each of Ryan Eller, Emanuel R. Pearlman, Edmund Marinucci, Nancy A. Palumbo, Gregg Polle, Gerard Ewe Keng Lim and Keith Horn to serve as directors until the 2018 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified. The Board will review possible candidates for the one Board vacancy based on the Company’s needs with respect to its business operations and development plans.

We have been advised by each of Messrs. Eller, Pearlman, Marinucci, Polle, Lim and Horn and Ms. Palumbo that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Agreement with Investor

Pursuant to that certain Investment Agreement, Kien Huat is entitled to recommend three nominees, whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains ownership of at least 24% of the voting power of our capital stock outstanding at such time. For as long as Kien Huat is entitled to designate nominees for directors to the Board, it will have the right to nominate one of its nominees elected to serve as a director to serve as Chairman of the Board. Each of Messrs. Eller, Lim and Pearlman have been designated as nominees by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our capital stock outstanding at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The sections titled “Directors and Executive Officers” and “Director Qualifications” on pages 9 and 17, respectively, of this proxy statement contain more information about the leadership skills and other experiences that caused the Corporate Governance and Nominations Committee and the Board to determine that these nominees should serve as directors of the Company.

Required Vote

The seven nominees receiving the highest number of affirmative votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

For the purposes of election of each director, although abstentions and broker non-votes will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote for the election of directors.

Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the abovementioned nominees.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2018 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 no later than June 30, 2018.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 120 days and not more than 180 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or not more than 15 days from the public announcement of the meeting if the meeting is first publicly announced less than 90 days prior to the date of the meeting. Accordingly, for our 2018 annual meeting, notice of a nomination or proposal must be delivered to us no later than May 24, 2018 and no earlier than March 26, 2018. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Executive Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, to inform us of their request; or
•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Daylight Time, on October 30, 2017.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲  FOLD HERE   ●  DO NOT SEPARATE   ●  INSERT IN ENVELOPE PROVIDED   ▲

PROXY	Please mark your votes like this	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

			FOR	WITHHOLD	FOR ALL	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
1.	Election of Directors		ALL	ALL	EXCEPT*
	01. Ryan Eller 02. Emanuel R. Pearlman 03. Edmund Marinucci 04. Nancy A. Palumbo	05. Gregg Polle 06. Keith Horn 07. Gerard Ewe Keng Lim	☐	☐	☐

*	(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)
CONTROL NUMBER

Signature                                                             Signature, if held jointly                                                Date                                     , 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 31, 2017

The Proxy Statement and our 2016 Annual Report on Form 10-K, as

amended, are available to Stockholders at

http://www.cstproxy.com/empireresorts/2017

▲  FOLD HERE  ●  DO NOT SEPARATE  ●  INSERT IN ENVELOPE PROVIDED  ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Empire Resorts, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMPIRE RESORTS, INC.

The undersigned hereby appoints Ryan Eller and Emanuel R. Pearlman as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of Common Stock and Series B Preferred Stock of Empire Resorts, Inc. (the “Company”) held of record by the undersigned at the close of business on September 11, 2017 at the Annual Meeting of Stockholders to be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York, 10105 on Tuesday, October 31, 2017, at 10:00 a.m., Eastern Daylight Time, or any adjournment(s) or postponement(s) thereof (the “Meeting”) and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee for Director. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. If you wish to vote via the Internet, please read the directors on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

EMPIRE RESORTS, INC. c/o Continental Proxy Services 1 State Street, New York NY 10004	You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
EMPIRE RESORTS, INC. c/o Monticello Casino and Raceway 204 State Route 17B, P.O. Box 5013 Monticello, New York 12701 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on October 31, 2017

*Stockholders are cordially invited to attend the Annual Meeting and vote in person. At the Annual Meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,

The 2017 Annual Meeting of Stockholders (“Annual Meeting”) of Empire Resorts, Inc. will be held at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105 on Tuesday, October 31, 2017, at 10:00 AM Eastern Daylight Time.

Proposals to be considered at the Annual Meeting:

(1)	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2018 annual meeting of stockholders or until their successors are elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER

The Proxy Materials are available for review at: http://www.cstproxy.com/empireresorts/2017

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Important Notice Regarding the Availability of Proxy Materials

For the 2017 Annual Meeting of Stockholders to be Held On October 31, 2017

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or email copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before October 20, 2017 to facilitate a timely delivery. You may also request that you receive paper or email copies of all future proxy materials from the Company.

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/empireresorts/2017

-	the Company’s Annual Report for the year ended December 31, 2016 on Form 10-K;
-	the Company’s 2017 Proxy Statement;
-	the Proxy Card; and
-	any amendments to the foregoing materials that are required to be furnished to shareholders.

ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-266-6791

or

By logging on to http://www.cstproxy.com/empireresorts/2017

or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.